UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): February 28, 2008
Integrity Bancshares, Inc.
(Exact Name of Registrant as Specified in Charter)

Georgia	333-95335	58-2508612
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)
11140 State Bridge Road, Alpharetta, Georgia 30022
(Address of Principal Executive Offices, including Zip Code)
(770) 777-0324
(Registrant’s Telephone Number, including Area Code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
     Effective March 1, 2008, Integrity Bank (the “Bank”), a wholly-owned subsidiary of Integrity Bancshares, Inc., a Georgia corporation (the “Company”), entered into a Stipulation and Consent Agreement with the Federal Deposit Insurance Corporation (the “FDIC”) and the Georgia Department of Banking and Finance (the “Department”) agreeing to the issuance of a Cease and Desist Order (the “Order”). The Order, dated February 20, 2008, is based upon the findings in the FDIC’s June 4, 2007 Report of Examination for the exam period ended March 31, 2007. The FDIC will make a copy of the Order available on its Internet website, which is located at www.fdic.gov. The contents of the FDIC’s Internet website are not incorporated by reference into this Current Report on Form 8-K (this “Report”).
     Among other things, the Order addresses the adequacy of the Bank’s board of directors’ (the “Board”) supervision of the Bank, the Bank’s management team and the Bank’s equity capital and reserves in relation to the volume and quality of assets held, as well as the Bank’s level of poor quality loans, the inadequacy of the allowance for loan and lease losses (“ALLL”), deficiencies in the Bank’s loan underwriting and administration practices, the Bank’s operating losses, and alleged violations of certain laws, regulations, and/or statements of policy.
     The Order requires the Bank to implement a number of actions, such as: obtaining a third-party assessment of the qualifications of the current members of the Board to provide that they have the ability to return the Bank to a safe and sound condition; increasing the Board’s participation in the affairs of the Bank; commissioning a written assessment of the Bank’s management and staffing needs; and retaining qualified management to include a chief executive officer with proven ability in implementing lending, investment and operating policies, a senior lending officer with experience in upgrading a low quality loan portfolio, and a chief operations officer with a significant amount of appropriate experience. In addition, the Bank must reach and maintain a Tier 1 capital level equal to or exceeding 8% of the Bank’s total assets; eliminate or substantially reduce certain problem assets within established timeframes; restrict additional credit to borrowers that have or have had problem loans at the Bank; implement plans to correct loan underwriting, loan administration, and loan portfolio management weaknesses; adopt an effective loan review and loan grading system; implement a plan for reducing concentrations of credit; maintain an adequate allowance for loan losses (“ALLL”); formulate a plan to improve the Bank’s earnings; prepare a three-year strategic plan; take steps to eliminate or correct all apparent violations of law; and revise and implement a liquidity and funds management policy.

     In response to the FDIC’s Report of Examination, and prior to the issuance of the Order, the Board previously adopted a self-imposed 18-point “Action Plan” for the Bank on September 20, 2007. The Company’s adoption of the Action Plan, which was modeled after a Cease and Desist Order recently agreed to by bank regulatory authorities and another financial institution with very similar issues, has enabled the Bank to begin to make progress in attempting to address many of the regulatory items of concern prior to the Bank’s entry into the actual Order. Most notably, the Board hired an experienced chief executive officer who has prior experience in returning a bank to a safe and sound status, together with additional members of senior management that are experienced and extremely knowledgeable regarding sound loan underwriting, loan administration and loan review practices. In addition, the Bank recorded the required charge-offs in 2007, fully funded the ALLL, curtailed the extension of additional credit to borrowers with respect to whom the Bank already has problematic loan relationship, and overhauled the Bank’s credit administration function.
     Since September 2007, a newly created committee of the Board has met on a monthly basis to review the Bank’s progress under the Action Plan and has prepared and submitted detailed progress reports to both the FDIC and the Department. These reports have been supplemented with routine and frequent communications with appropriate regulatory representatives. While the issuance of the Order is important and significant, the Bank believes that the proactive steps that the Bank’s management and Board have already undertaken will help the Bank strive to address the Order and the concerns that gave rise to the Order.
     The Order does not affect the Bank’s ability to continue to conduct its banking business with customers in a normal fashion. Banking products and services, hours of business, internet banking, and free worldwide ATM usage will all be unaffected, and the Bank’s deposits will remain insured by the FDIC to the maximum allowed by law.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
     On February 28, 2008, the Company’s Board of Directors approved and directed the delisting of the Company’s common stock from the Nasdaq Global Market. Accordingly, on March 5, 2008, the Company issued a press release and notified Nasdaq of its intention to delist its common stock. The Company currently anticipates that it will file a Form 25 with the Nasdaq Global Market and the Securities and Exchange Commission (“SEC”) on or about March 17, 2008, with the delisting of its common stock becoming effective ten days thereafter. The Company therefore anticipates that the last day of trading of the Company’s common stock on the Nasdaq Global Market will be on or about March 27, 2008. The Company presently is considering other alternatives to provide liquidity for its common stock, including the possibility of listing the Company”s common stock for quotation on the OTC Bulletin Board or the Pink Sheets, but no decisions have yet been made in that regard.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     Effective February 29, 2008, Mr. Don C. Hartsfield resigned as a member of the Company’s Board of Directors for personal reasons. The Company appreciates Mr. Hartsfield’s valued contribution during his term as a director and wishes him well in his future endeavors.

     On February 28, 2008, the Company’s Board of Directors appointed John Brothers, age 57, as the Bank’s Chief Operating Officer. The Board also approved a grant to Mr. Brothers of options to acquire 100,000 shares of the Company’s common stock at a per share exercise price equal to $1.00, which was the closing price of the Company’s common stock on March 3, 2008, the effective date of the grant. The options were granted pursuant to the Company’s 2007 Omnibus Stock Ownership and Long Term Incentive Plan. One half of the granted options are vested immediately upon the effectiveness of the grant, and the remaining half of the granted options will vest upon the first anniversary of the effective date of the grant. Mr. Brothers’ base salary has been set at $200,000, and he will be eligible to participate in the Company’s and the Bank’s bonus, benefit and incentive-based compensation programs. Mr. Brothers has served as a consultant to the Bank since September 2007.
     Mr. Brothers, a certified public accountant, came to the Company from Superior Bank, where he served as Senior Vice President beginning in December 2006 when Superior Bank acquired Community Bank in Blountsville, Alabama. From 2004 — 2006, Mr. Brothers served as Chief Operating Officer of Community Bank, and from 2003-2004 he served as Community Bank’s Director of Strategic Planning and Growth. From 2000 — 2003, Mr. Brothers was the Director of Financial Planning, Mergers and Acquisitions of Acosta Marketing in Jacksonville, Florida and, from 1993-2000, he served as Chief Financial Officer and Controller of the Auto Group of Bank of America in Charlotte, North Carolina. Mr. Brothers is expected to oversee the Bank’s day-to-day operations, finance and accounting, strategic planning and profitability initiatives, and information technology.
     Mr. Brothers joins Pat Frawley who, as previously reported, was appointed as President and Chief Executive Officer of both the Bank and the Company in September 2007. Mr. Frawley, age 56, also serves as Vice Chairman of the Boards of Directors of both the Bank and the Company. Mr. Frawley most recently served as Chairman of the North Alabama region for Superior Bank, following Superior’s acquisition of Community Bank, where Mr. Frawley served as Chairman and Chief Executive Officer since January 2003. Mr. Frawley was originally recruited by Community Bank in March of 2002 to restore investor confidence and to develop and implement a comprehensive strategic plan to correct the bank’s operational deficiencies.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 5, 2008	INTEGRITY BANCSHARES, INC.
	By:	/s/ Suzanne Long
Suzanne Long
SVP and Chief Financial Officer